UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

June 12, 2007
Date of Report (Date of earliest event reported)

GENEVA RESOURCES, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-51583	98-0441019
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1005 Terminal Way, Suite 110, Reno, Nevada	89502
(Address of principal executive offices)	(Zip Code)

(775) 348-9330
Registrant's telephone number, including area code

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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TABLE OF CONTENTS
Item	Description
5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
8.01	Other Events
9.01	Financial Statements and Exhibits

SECTION 5 - CORPORATE GOVERNANCE

Item 5.02       Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

New President and Chief Executive Officer

Effective June 14, 2007, the Board of Directors of Geneva Resources, Inc. (the "Company") accepted the consent of Stacey Kivel to act as President and Chief Executive Officer of the Company, replacing Marcus M. Johnson, who voluntarily stepped down as the Company's President and Chief Executive Officer as of such date. Ms. Kivel has served as a director of the Company since February 7, 2007. Mr. Johnson will continue to serve as a director of the Company.

On June 14, 2007, the Board of Directors ratified an Executive Services Agreement entered into by and between the Company and Ms. Kivel, which agreement is dated for reference as of May 24, 2007. Pursuant to this Executive Services Agreement, Ms. Kivel agreed to act as the President and Chief Executive Officer of the Company on a full-time basis. In consideration for such services, Ms. Kivel is entitled to a gross monthly fee or salary of $25,000 (which is subject to renegotiation on a reasonably consistent basis), and the fee shall be increased on an annual basis as provided in the agreement. In addition, Ms. Kivel is entitled to a $5,000 per month Director's fee. Ms. Kivel is also entitled under the agreement to an annual incentive bonus as determined by the Board as well as certain other benefits as provided therein. Ms Kivel is also entitled to options to acquire an aggregate of 500,000 shares of the Company at an exercise price of not more than $1.00 per share and exercisable for not less than ten (10) years from the date of grant. The agreement may be terminated by either party without cause upon 180 days' prior written notice. The agreement may also be terminated by either party upon ten (10) days' prior written notice and damages sought in the event of the other party's (i) failure to cure a material breach, (ii) willful non-compliance of its obligations under the agreement, (iii) fraud, serious neglect or misconduct or (iv) bankruptcy, in each case as provided in the agreement.

New Director

Also effective June 14, 2007, the Board of Directors of the Company accepted the consent to act of Mark Campbell as a director of the Company.

Mr. Campbell is Executive Vice President and founder of Rodeo Resources, Inc., a privately owned oil and gas exploration company with natural gas operations in Cameroon, Africa. In addition, he currently sits on the board of Texas Star Petroleum, a privately owned company. Previously, Mr. Campbell was founder and Chief Executive Officer of Frontier Drilling and Oilfield Services based in Cairo, Egypt, which had oilfield service operations throughout Africa. Mr. Campbell was an advisor to Centamin Resources, a gold mining company focusing on opportunities in Egypt. He was also a principal of T. Hoare & Company, a corporate broker with its primary focus on oil, gas and mining. Over his broad career, Mr. Campbell spent seven years as head of Asian Capital Markets for the international brokerage firm of Lehman Brothers, headed the Asian capital markets section for Chase Manhattan Asia, and was head of convertible bonds/capital markets at Solomon Brothers International.

The Company has agreed to pay Mr. Campbell a Director's fee of $1,000 per board meeting (with a minimum of four board meetings annually), as well as a day rate of $1,000 per day for any preauthorized work Mr. Campbell performs at the Company's request. In addition, the Company has agreed to provide Mr. Campbell with 200,000 share options subject to the Company's share option scheme.

Current Officers and Directors

As a result of these changes described above, the current officers and directors of the Company are as follows:

Name	Position
Stacey Kivel	President, Chief Executive Officer and Director
D. Bruce Horton	Chief Financial Officer, Secretary, Treasurer and Director
Marcus M. Johnson	Director
Steve Jewett	Director
Duncan Bain	Director
Mark Campbell	Director

SECTION 8 - OTHER EVENTS

Item 8.01       Other Events.

On June 12, 2007, the Company issued a news release announcing the initial assay results from 106 rock samples collected during the ongoing Phase I exploration program at the Vilcoro Gold Property located in north-central Peru.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01       Financial Statements and Exhibits

(a)       Financial statements of businesses acquired.

Not applicable.

(b)       Pro forma financial information.

Not applicable.

(c)       Shell company transactions.

Not applicable.

(d)       Exhibits
Exhibit No.	Description of Exhibit
10.1	Executive Services Agreement between the Company and Stacey Kivel.
99.1	News Release of the Company dated June 12, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENEVA RESOURCES, INC.
Date: June 18, 2007.	/s/ Stacey Kivel ___________________________________ Stacey Kivel President, Chief Executive Officer and a director

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